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                                                                       Exhibit 5

                            BOSE McKINNEY & EVANS LLP
                            2700 First Indiana Plaza
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46240
                                 (317) 684-5000

July 1, 1999

Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke Realty Investments, Inc., an Indiana corporation (the "Company"), in connection with the registration by the Company of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Company in connection with the Weeks Corporation Incentive Stock Plan and the Weeks Corporation 1998 Incentive Stock Plan (collectively, the "Plans"), both to be assumed by the Company in connection with the merger of Weeks Corporation with and into the Company. The Common Stock is the subject of a Registration Statement, as amended (the "Registration Statement") filed by the Company on Form S-8 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and
(b) any shares of Common Stock to be issued by the Company have been issued and delivered as described in the Plans, such shares of Common Stock will be legally issued, fully paid, and nonassessable.
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Duke Realty Investments, Inc.
July 1, 1999
Page 2


We do not hold ourselves out as being conversant with the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Indiana and, therefore, this opinion is limited to such laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 filed under the Securities Act of 1933 relating to the Common Stock.

Very truly yours,

BOSE McKINNEY & EVANS LLP